Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 26, 2013.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL FEBRUARY 26, 2013.

THESE OPTIONS AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

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OPTIONS

OPTION CERTIFICATE

STELLAR BIOTECHNOLOGIES, INC.

332 E. Scott Street

Port Hueneme, California 93041

Tel: (805) 488-2800 / Fax: (805) 488-2889

THESE OPTIONS ARE NON-TRANSFERABLE.

THIS CERTIFIES that, for value received:

__________________________

__________________________

__________________________

(hereinafter referred to as the "Holder")

is the registered holder of that number of Options (collectively, the "Options") of Stellar Biotechnologies, Inc. (the "Issuer") set forth above.

Underlying Securities and Exercise Terms

Subject to adjustment as herein provided, each Option entitles the Holder to purchase one unit (collectively, the "Units") of the Issuer at a price of CDN$0.25 per Unit until 5:00 pm (Pacific Time) on October 25, 2015. Each Unit shall be comprised of one common share (collectively, the "Shares") of the Issuer as constituted on October 25, 2012, and one non-transferable share purchase warrant (collectively, the "Warrants"). Each Warrant shall entitle the holder thereof to purchase one common share (collectively, the "Warrant Shares") of the Issuer as constituted on October 25, 2012, at a price of CDN$0.40 per Warrant Share if exercised on or before 5:00 pm (Pacific Time) on October 25, 2015. The form of certificate representing the Warrants shall be as attached hereto as Schedule "B". The Options, Shares, Warrants and Warrant Shares are collectively referred to herein as the "Securities".

The Issuer covenants that the Shares, when issued upon the due exercise of the Options, will be fully paid and non- assessable securities, and will be free and clear of all liens, charges and encumbrances. The Issuer covenants that, until the expiry of the Options, it will have reserved a sufficient number of common shares to provide for the exercise of the rights represented by the Options and the underlying Warrants issuable on exercise thereof.

Options Exercise Procedure

The Options may be exercised at any time prior to the expiry of the Options by surrendering to the Issuer:

(a)	this Option Certificate;

(b)	the Subscription Form attached as Schedule "A" hereto, duly completed and executed; and

(c)	a certified cheque, bank draft, money order or wire transfer made payable to the Issuer in the aggregate amount of the exercise price,

at its head office stated above or such other office or agency of the Issuer as it may designate by notice in writing delivered to the Holder at the Holder's address stated above. Upon the due exercise of the Options, the Issuer shall issue or cause to be issued the requisite number of Units to be issued to the Holder pursuant to said exercise, registered in the name of the Holder or such other person as may be specified in the Subscription Form, and each such person shall be deemed the holder of such Units with effect from the date of such exercise. If Units are to be issued to a person other than the Holder, the Holder's signature on the Subscription Form must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member firm of the TSX Venture Exchange. The Issuer will cause the certificates representing such Shares and Warrants to be mailed to the Holder at the Holder's address stated above or such other address(es) as may be specified in the Subscription Form, within five business days of the exercise of the Options.

Upon the due exercise of an Option, the Option shall be deemed tendered for purposes thereof by the Holder without further notice or action by the Holder, and all rights under such Option, other than the right to receive certificates representing the Shares and Warrants to which the Holder is entitled on such exercise, shall wholly cease and terminate and such Option shall be void and of no further effect or value.

Partial Exercise, Exchange and Replacement of Certificates

The Options represented by this Option Certificate may be exercised in whole or in part from time to time. If the Options are exercised in part, the Issuer shall deliver, with the Units issued pursuant to such exercise, a new Option Certificate representing the balance of the Options remaining unexercised.

This Option Certificate may be exchanged, upon its surrender to the Issuer and payment of such administration fee, not exceeding CDN$10.00, as the Issuer may require, for new Option Certificates of like tenor in denominations which in the aggregate represent the number of Options represented hereby.

If this Option Certificate is lost, stolen, mutilated or destroyed, the Issuer may on such reasonable terms as it may in its discretion impose, including but not limited to the payment of any administration fee, not exceeding CDN$10.00, and the provision of any indemnity by the Holder, issue and countersign a new Option Certificate of like tenor, denomination and date as the Option Certificate so lost, stolen, mutilated or destroyed.

All Options shall rank pari passu, notwithstanding the actual date of issue thereof.

Holding of Options

The Issuer may treat the Holder as the absolute owner of the Options represented hereby for all purposes, and the Issuer shall not be affected by any notice or knowledge to the contrary except where the Issuer is required to take notice by statute or by order of a court of competent jurisdiction.

Nothing in this Option Certificate or in the holding of an Option evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer or entitle the Holder to any right or interest in respect of any Shares except as herein expressly provided.

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Resale Restrictions and Legending Of Certificates

The Options have been, and the Shares, Warrants and Warrant Shares will be, issued pursuant to an exemption (an "Exemption ") from the registration and prospectus requirements of applicable securities law. To the extent that the Issuer relies on such Exemption, the Shares, Warrants and Warrant Shares may be subject to restrictions on resale and transferability contained in applicable securities laws.

In the event that any of the Securities are subject to a hold period, or any other restrictions on resale and transferability, the Issuer may place a legend on the certificates representing the Securities as may be required under applicable securities laws, or as it may otherwise deem necessary or advisable.

Capital Adjustments

If at any time after the date hereof and prior to the expiry of the Options, and provided that any Options remain unexercised, there shall be:

(a)	a reclassification of the Issuer's common shares, a change in the Issuer's common shares into other shares or securities, a subdivision or consolidation of the Issuer's common shares into a greater or lesser number of common shares, or any other capital reorganization, or

(b)	a consolidation, amalgamation or merger of the Issuer with or into any other corporation other than a consolidation, amalgamation or merger which does not result in any reclassification of the Issuer's outstanding common shares or a change of the Issuer's common shares into other shares or securities,

(any of such events being called a "Capital Reorganization") any Holders who shall thereafter acquire Securities pursuant to the Options shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Securities to which such Holder was theretofore entitled to acquire upon such exercise, the aggregate number of shares, other securities or other property which such Holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Securities to which such Holder was theretofore entitled to acquire upon exercise of the Options. If determined appropriate by the Issuer acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Options.

In case the Issuer, after the date hereof, shall take any action affecting any securities of the Issuer, other than as previously set out herein, which in the opinion of the directors would materially affect the rights and interests of the Holder hereunder, the number of Securities or other securities which shall be issuable on the exercise of the Options shall be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory approvals, if any, have been obtained. In the event of any question arising with respect to any adjustment provided for herein, such question shall be conclusively determined by a firm of chartered accountants appointed by the Issuer at its sole discretion (who may be the Issuer's auditors) and any such determination shall be binding upon the Issuer and the Holder.

No adjustment shall be made in respect of any event described herein if the Holder is entitled to participate in such event on the same terms, without amendment, as if the Holder had exercised the Options prior to or on the effective date or record date of such event. The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein. No adjustment shall be made in the number or kind of Securities or other securities which may be acquired on the exercise of an Option unless it would result in a change of at least one-tenth of a Security or other security. Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

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Notwithstanding any adjustments provided for herein or otherwise, the Issuer shall not be required, upon the exercise of any Options, to issue fractional Securities or other securities in satisfaction of its obligations hereunder and, except as provided for herein, any fractions shall be eliminated. To the extent that the Holder would otherwise be entitled to acquire a fraction of a Security or other security, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to acquire a whole number of Securities or other securities. The Holder shall be entitled, upon the elimination of any fraction of a Security or other security, to be paid in cash for the fair market value for the securities so eliminated. always provided that the Issuer shall not be required to make any payment if for less than CDN$10.00.

Miscellaneous Provisions

Any delivery or surrender of documents shall be valid and effective if delivered personally or if sent by registered letter postage prepaid. and any notice shall be valid and effective if made in writing and transmitted as aforementioned or if transmitted by facsimile with confirmed receipt, in each case addressed to:

(a)	If to the Issuer,

Stellar Biotechnologies, Inc.

332 E. Scott Street

Port Hueneme, California 93041

Tel: (805) 488-2800 / Fax: (805) 488-2889

(b)	if to the Holder, at its address appearing on page 1 of this Option Certificate,

and such shall be deemed to have been effectively made and received on the date of personal delivery, if delivered; on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner, if sent by registered letter (except the delivery of documents to exercise the Options, in which case actual receipt is required); or on the first business day after the time of facsimile transmission. if sent by facsimile. In the case of a disruption in postal services, any delivery or surrender of documents or notice sent by mail shall not be deemed to have been effectively made or received until it is actually delivered. The Issuer and the Holder may from time to time change their address for service hereunder by notice in writing delivered in one of the foregoing manners.

Except as herein provided, any and all of the rights conferred upon the Holder herein may be enforced by the Holder through appropriate legal proceedings. No recourse under or upon any covenant, obligation or agreement herein contained shall be had against any shareholder, officer or director of the Issuer, either directly or through the Issuer, it being expressly agreed and declared that the obligations under the Options are solely corporate obligations of the Issuer and no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors of the Issuer in respect thereof. This Option Certificate shall be binding upon the Issuer and its successors.

This Option Certificate shall be governed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties hereby attorn to the jurisdiction of the courts of the Province of British Columbia in the event of any dispute hereunder. Time shall be of the essence hereof.

IN WITNESS WHEREOF the Issuer has caused this Option Certificate to be signed by its duly authorized officer on October 25, 2012.

STELLAR BIOTECHNOLOGIES, INC.

By:
Darrell Brookstein, Director

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SCHEDULE ‘A’

SUBSCRIPTION FORM TO OPTION CERTIFICATE

(Private Placement Announced September 20, 2010)

TO:	Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041

The Undersigned, being the registered holder of the attached Option Certificate of the Issuer, does hereby irrevocably exercise _____________________of the Options evidenced thereby in accordance with the terms thereof, and accordingly hereby irrevocably subscribes for the Units (as described therein) to be received thereon and irrevocably surrenders the Option Certificate to the Issuer for such purpose. This subscription is accompanied by a certified cheque, bank draft or wire transfer payable to the Issuer for the whole amount of the purchase price of the Units.

In connection with this subscription: (check one):

1. ☐	The undersigned hereby certifies that (i) it is not a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), the definition of which includes, but is not limited to, any individual resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, and any estate or trust of which any administrator, executor or trustee is a U.S. Person), (ii) at the time of exercise it is not within the United States and it did not execute and deliver this subscription form in the United States, and (iii) it is not exercising any of the Warrants represented by this Warrant Certificate for or on behalf of any U.S. Person or person within the United States.

2. ☐	The undersigned is delivering herewith a written opinion of U.S. counsel in form and substance satisfactory to the Issuer to the effect that the Warrants and the Common Shares to be delivered upon exercise hereof have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder.

3. ☐	The undersigned hereby certifies that (i) it is an Accredited Investor (as defined in Rule 501(a) under the U.S. Securities Act) that purchased the Warrants represented by this Warrant Certificate directly from the Issuer for its own account or the account of another Accredited Investor, (ii) it is exercising the Warrants for its own account or the account of such other Accredited Investor, (iii) it remains an Accredited Investor on the date of exercise of the Warrants, and (iv) if the Warrants are being exercised on behalf of another person, such person was an Accredited Investor on the date the undersigned purchased the Warrants from the Issuer for its account and remains an Accredited Investor on the date of exercise of the Warrants.

Note: The common shares and warrant certificates comprising the Units will not be registered or delivered to a U.S. address unless the undersigned has checked box 2 or box 3 above and satisfied the applicable requirements thereof. A legend will be placed on any Common Shares issued pursuant to box 2 or box 3 above to the effect that the Common Shares may not be transferred except pursuant to an exemption from registration under the U.S. Securities Act and all applicable state securities laws.

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The undersigned hereby directs that the Units be registered as follows:

Name(s) in full	Address	Number of Units

DATED this ________ day of ________________________, 20 ___.

Name of Holder:

Signature of Holder

Mailing Address:

Instructions:

1.	The signature to the subscription must be the signature of the person appearing on the face of the Option Certificate.

2.	In the case of persons signing by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Issuer.

3.	If the Option Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

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SCHEDULE ‘B’

WARRANT CERTIFICATE TO OPTION CERTIFICATE

(Private Placement Announced October 15, 2012)

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 26, 2013.

WITHOUT PRIOR APPROVAL OF THE TSX VENTURE EXCHANGE (THE “EXCHANGE”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUED ON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL FEBRURY 26, 2013.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A

U.S. PERSON UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE
5:00 P.M. (PACIFIC TIME) ON OCTOBER 25, 2015.

WARRANT CERTIFICATE

(Relating to a Private Placement Announced on October 15, 2012)

STELLAR BIOTECHNOLOGIES, INC.

(Continued under the laws of the Province of British Columbia)

WARRANT CERTIFICATE NO. 2012-t	t WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby.

THIS IS TO CERTIFY THAT _____________________ of ___________________________________ (hereinafter referred to as the "holder" or the "Warrantholder") is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 5:00 p.m. (Pacific Time) (the "Expiry Time") on October 25, 2015 (the “Expiry Date”), one fully paid and non-assessable common share ("Common Share") in the capital of STELLAR BIOTECHNOLOGIES, INC. (the "Company").

These Warrants may only be exercised at the head office of the Company at 332 E. Scott Street, Port Hueneme, California 93041.

These Warrants are issued subject to the terms and conditions appended hereto as Schedule "A".

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by a duly authorized director of the Company.

DATED for reference t.

STELLAR BIOTECHNOLOGIES, INC.

Per:
Authorized Signatory

(See terms and conditions attached hereto)

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SCHEDULE "A"

TERMS AND CONDITIONS FOR WARRANT

(Relating to a Private Placement Announced on October 15, 2012)

Terms and Conditions attached to the Warrant issued by STELLAR BIOTECHNOLOGIES, INC. (the “Company”) and dated for reference t.

ARTICLE 1
INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	"Common Shares" means the common shares in the capital of the Company to be issued pursuant to the exercise of Warrants;

(b)	"Company" means STELLAR BIOTECHNOLOGIES, INC. unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter "Company" shall mean such successor corporation;

(c)	"Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

(d)	"Exchange" means the TSX Venture Exchange or such other stock exchange on which the Company's Common Shares are listed and posted for trading;

(e)	“Exercise Date” has that meaning ascribed to that term in Section 3.2 of this Schedule “A”;

(f)	"Exercise Price" means the price of CDN$0.40 per share if exercised on or before October 25, 2015;

(g)	"Expiry Time" means 5:00 p.m. (Pacific Time) on the Expiry Date;

(h)	“Expiry Date” means October 25, 2015.

(i)	"herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(j)	"Issue Date" means the issue date of the Warrant shown on the face page of the Warrant Certificate;

(k)	"person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(l)	“Subscription Form” has that meaning ascribed to that term in Section 3.1 of this Schedule “A”;

(m)	"Warrant" means the warrant to acquire Common Shares evidenced by the Warrant Certificate; and

(n)	"Warrant Certificate" means the certificate to which these Terms and Conditions are attached.

1.2	Interpretation Not Affected by Headings

(a)	The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

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(b)	Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Applicable Law

The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada.

ARTICLE 2
ISSUE OF WARRANT

2.1	Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2	Additional Warrants

Subject to any other written agreement between the Company and the Warrantholder, the Company may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, warrants or grant options or similar rights to purchase Common Shares to any person.

2.3	Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)	the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)	the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its discretion and the Company may also require the holder to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

2.4	Warrantholder Not a Shareholder

The Warrant shall not constitute the holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

ARTICLE 3
EXERCISE OF THE WARRANT

3.1	Method of Exercise of the Warrant

The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder surrendering this Warrant Certificate, with a duly completed and executed subscription form substantially in the form attached hereto as Schedule "B" (the “Subscription Form”) and a certified cheque, bank draft or a money order payable to or to the order of the Company, for the Exercise Price applicable at the time of surrender in respect of the Common Shares subscribed for in lawful money of Canada, to the Company.

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3.2	Effective Date of Exercise of the Warrant

This Warrant Certificate together with such Exercise Form, certified cheque, bank draft or money order will be deemed to be so surrendered and exercised only upon actual receipt thereof by the Company as set out above (the “Exercise Date”).

3.3	Effect of Exercise of the Warrant

(a)	Upon surrender and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares and the holder shall become the holder of record of such Common Shares on the date of such surrender and payment; and

(b)	Within five business days after surrender and payment as aforesaid, the Company shall forthwith cause the issuance to the holder of a certificate for the Common Shares purchased as aforesaid.

3.4	Subscription for Less than Entitlement

The holder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the holder shall be entitled to either:

(a)	the return of the Warrant Certificate with a notation on the Grid attached hereto as Schedule "C" showing the balance of the Common Shares which it is entitled to purchase pursuant to the Warrant Certificate which were not then purchased; or

(b)	to receive a new Warrant Certificate with respect to the remaining balance of the Common Shares purchasable under this Warrant Certificate.

3.5	Expiration of the Warrant

After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrant shall be void and of no effect.

3.6	Hold Periods and Legending of Share Certificate

If any of the Warrants are exercised prior to February 26, 2013, the certificates representing the Common Shares to be issued pursuant to such exercise shall bear the following legends:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before February 26, 2013.”

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until February 26, 2013.”

ARTICLE 4
ADJUSTMENTS

4.1	Adjustments

The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)	in the event the Company shall:

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(i)	pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)	subdivide its outstanding Common Shares;

(iii)	combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)	issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving corporation);

the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)	In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share which is lower than 95% of the current market price at the record date mentioned below than the then current market price per Common Share (as determined in accordance with subsection (d) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)	In case the Company shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or in subsection (d) below or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per Common Share less the then fair value (as determined by the board of directors of the Company, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

In the event of the distribution by the Company to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Company, such subsidiary or both, as the Company shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this section 4.1 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

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(d)	For the purpose of any computation under subsections (b) and (c) of this section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for twenty- five (25) consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Common Shares are then traded; provided if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such twenty-five (25) consecutive trading day period. The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of shares so sold. For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the board of directors of the Company, acting reasonably.

(e)	In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)	No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

(g)	Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(h)	No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if, the Company issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

(i)	In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (h), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Common Shares, shall apply on like terms to any such other securities.

(j)	Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

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(i)	the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)	such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

4.2	Voluntary Adjustment by the Company

Subject to requisite Exchange approval, the Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

4.3	Notice of Adjustment

Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Company shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

4.4	No Adjustment for Dividends

Except as provided in section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

4.5	Preservation of Purchase Rights Upon Merger, Consolidation, etc.

In connection with any consolidation of the Company with, or amalgamation or merger of the Company with or into, another corporation (including, without limitation, pursuant to a "takeover bid", "tender offer" or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule "A". The provisions of this Article 4 shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

4.6	Determination of Adjustments

If any questions shall at any time arise with respect to the Exercise Price, such question shall be conclusively determined by the Company's Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Toronto, Ontario, that the Company may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Company and the holder.

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ARTICLE 5

COVENANTS BY THE COMPANY

5.1	Reservation of Common Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

ARTICLE 6
MERGER AND SUCCESSORS

6.1	Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

6.2	Successor Company Substituted

In case the Company, pursuant to section 6.1 shall be consolidated, amalgamated or merged with or into any other corporation or corporations or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE 7
AMENDMENTS

7.1	Amendment, etc.

This Warrant Certificate may only be amended by a written instrument signed by the parties hereto.

ARTICLE 8
MISCELLANEOUS

8.1	Time

Time is of the essence of the terms of this Warrant Certificate.

8.2	Notice

Any notice or other communication to be given in connection with this Warrant Certificate must be in writing and given by personal delivery to the following addresses:

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For the Company:	Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041

For the Warrantholder:	__________________________ __________________________

8.3	Transfer of Warrants

The Warrants evidenced hereby (or any portion thereof) are not transferable.

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SCHEDULE "B"

SUBSCRIPTION FORM

(Private Placement Announced October 25, 2010)

TO:	Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041

The undersigned Holder of the within Warrants hereby subscribes for common shares (the “Common Shares”) of STELLAR BIOTECHNOLOGIES, INC. (the “Company”) pursuant to the within Warrants at $0.40 per Common Share on the terms specified in the said Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Common Shares.

In connection with this subscription: (check one):

1. ☐	The undersigned hereby certifies that (i) it is not a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), the definition of which includes, but is not limited to, any individual resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, and any estate or trust of which any administrator, executor or trustee is a U.S. Person), (ii) at the time of exercise it is not within the United States and it did not execute and deliver this subscription form in the United States, and (iii) it is not exercising any of the Warrants represented by this Warrant Certificate for or on behalf of any U.S. Person or person within the United States.

2. ☐	The undersigned is delivering herewith a written opinion of U.S. counsel in form and substance satisfactory to the Company to the effect that the Warrants and the Common Shares to be delivered upon exercise hereof have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder.

3. ☐	The undersigned hereby certifies that (i) it is an Accredited Investor (as defined in Rule 501(a) under the U.S. Securities Act) that purchased the Warrants represented by this Warrant Certificate directly from the Company for its own account or the account of another Accredited Investor, (ii) it is exercising the Warrants for its own account or the account of such other Accredited Investor, (iii) it remains an Accredited Investor on the date of exercise of the Warrants, and (iv) if the Warrants are being exercised on behalf of another person, such person was an Accredited Investor on the date the undersigned purchased the Warrants from the Company for its account and remains an Accredited Investor on the date of exercise of the Warrants.

Note: The Common Shares will not be registered or delivered to a U.S. address unless the undersigned has checked box 2 or box 3 above and satisfied the applicable requirements thereof. A legend will be placed on any Common Shares issued pursuant to box 2 or box 3 above to the effect that the Common Shares may not be transferred except pursuant to an exemption from registration under the U.S. Securities Act and all applicable state securities laws.

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The undersigned hereby directs that the Common Shares be registered as follows:

Name(s) in full	Address	Number of Common Shares

DATED this________ day of _______________________, 20 ____.

Name of Holder:

Signature of Holder

Mailing Address:

Instructions:

1.	The signature to the subscription must be the signature of the person appearing on the face of the Warrant Certificate.

2.	In the case of persons signing by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

3.	If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

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SCHEDULE "C"

WARRANT EXERCISE GRID

(Private Placement Announced October 15, 2012)

RELATING TO WARRANT CERTIFICATE NO. 2010-t

Common Shares Issued	Common Shares Available	Initials of Authorized Officer